UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2002

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. 14TH STREET
P.O. Box 219615
Kansas City, Missouri	64121-9615
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (816) 221-4000

Item 9. Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release dated March 15, 2002, which was issued by AMC Entertainment Inc, announcing it has completed the planned acquisition of the operations of Gulf States Theatres. AMC also announced that it has entered into lease agreements with Entertainment Properties Trust for the real estate assets underlying the Gulf States theatres.

Item 7. Financial Statement and Exhibits.

Exhibits:

99.1 March 15, 2002 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	March 18, 2002	By: /s/ Craig R. Ramsey

Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer